UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2013

FS Investment Corporation

(Exact name of Registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective May 1, 2013, FS Investment Corporation (“FSIC”) increased the price at which it issues shares under its distribution reinvestment plan (the “DRP”) from $10.10 per share to $10.20 per share.  As previously disclosed by FSIC, the price at which shares are issued under the DRP is determined by FSIC’s board of directors (the “Board”) or a committee thereof, in its sole discretion, and is (i) not less than the net asset value per share determined in good faith by the Board or a committee thereof immediately prior to the payment of the distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share as of such date. The purpose of this increase was to ensure that FSIC did not issue shares under the DRP at a price per share that was below the NAV Per Share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	May 1, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer